Exhibit 99.2

Combined Financial Statements (Unaudited)

Efmark Deployment I, Inc. d/b/a EDC and EDC ATM Subsidiary, LLC

June 30, 2011

Contents

Page
Combined Balance Sheet (unaudited)	3
Combined Statement of Operations (unaudited)	4
Combined Statement of Cash Flows (unaudited)	5
Notes to Combined Financial Statements	6

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC
COMBINED BALANCE SHEET
(UNAUDITED)
June 30, 2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,114,556
Accounts receivable
Trade	549,467
Other	1,118,961
Inventory	156,257
Prepaid expenses	3,150,034
Total current assets	9,089,275

Property and equipment:
Property and equipment	28,045,575
Less accumulated depreciation and amortization	(19,150,964)
Net property and equipment	8,894,611

Other assets:
Goodwill	40,198,815
Customer contracts, net	1,811,504
Deferred financing costs, net	533,224
Deposits	8,593
Total other assets	42,552,136

Total assets	$60,536,022

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$3,350,000
Accounts payable	6,325,536
Other accrued expenses	3,901,001
Income taxes payable	394,579
Total current liabilities	13,971,116

Long-term debt, less current portion	34,623,600
Deferred income taxes	10,027,069
Total liabilities	58,621,785

Equity:
Common stock, $0.01 par value, 90,000 shares authorized, issued, and outstanding	900
Paid-in-capital	25,095,119
Retained earnings	13,682,896
Member's deficit	(36,864,678)
Total equity	1,914,237

Total liabilities and equity	$60,536,022

The accompanying notes are an integral part of these combined financial statements.

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC
COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)
	Six Months Ended June 30,
	2011	2010
Net Sales	$30,062,750	$25,345,601
Cost of sales	22,618,787	19,644,097
Gross profit	7,443,963	5,701,504
Operating expenses	4,878,357	7,400,257
Income (loss) from operations	2,565,606	(1,698,753)
Other Expenses
Loss on the sale of property and equipment	(324,763)	(7,045)
Write-off of Due from Affiliate	(1,000,000)	—
Interest expense, net	(2,319,329)	—
Other expenses	(6,213)	(2,487,990)
Total other expenses	(3,650,305)	(2,495,035)
Loss before provision for income taxes	(1,084,699)	(4,193,788)
(Provision) benefit for income taxes	(285,896)	1,253,876
Net Loss	$(1,370,595)	$(2,939,912)
The accompanying notes are an integral part of these combined financial statements.

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC

COMBINED STATEMENT OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,370,595)	$(2,939,912)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	3,407,491	6,288,058
Loss on sale of assets	324,763	7,045
Write-off of Due from Affiliate	1,000,000	-
Amortization of debt issuance costs	165,414	165,414
Stock-based compensation	100,931	134,222
Interest paid in kind	365,381	348,499
Changes in operating assets and liabilities
Accounts receivable	219,476	(750,514)
Inventory	11,531	-
Prepaid expenses	(1,200,919)	(1,820,474)
Accounts payable	1,297,347	1,130,733
Accrued liabilities	530,017	1,254,068
Income tax payable	262,351	56,405

Net cash provided by operating activities	5,113,188	3,873,544

Cash flows from investing activities:
Purchases of property and equipment	(1,730,349)	(2,917,981)
Net cash used in investing activities	(1,730,349)	(2,917,981)

Cash flows from financing activities:
Contributing capital	-	1,600,000
Revolver payments of long-term debt	-	(3,000,000)
Principal payments of long-term debt	(1,675,000)	(2,031,788)
Net cash used in financing activities	(1,675,000)	(3,431,788)

Net decrease in cash and cash equivalents	1,707,839	(2,476,225)

Cash and cash equivalents at beginning of year	2,406,717	4,115,474

Cash and cash equivalents at end of year	$4,114,556	$1,639,249

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,960,261	$1,368,225
Cash paid for taxes	$22,872	$33,974

The accompanying notes are an integral part of these combined financial statements.

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

June 30, 2011

NOTE 1 – THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Basis of Presentation

EFMARK Deployment I, Inc. d/b/a EDC (the “Corporation”) and EDC ATM Subsidiary, LLC (the “LLC”) deploy and operate ATM equipment in retail locations throughout the United States.

The following is a summary of the significant accounting policies of the Corporation and the LLC (collectively, the “Company”):

Principles of Combination and Presentation

EDC Holding Company, LLC owns 100% of the Corporation and 22.77% of the LLC. The Corporation owns the remaining 77.23% of the LLC. The combined financial statements are prepared due to common ownership and are prepared as a single entity.

The combined financial statements include the following companies:

  EFMARK Deployment I, Inc. d/b/a EDC
  EDC ATM Subsidiary, LLC

All intercompany accounts and transactions have been eliminated. The LLC has a guaranteed payment to the Corporation in the amount of 7.28% of the average Unreturned Capital. The allocation of profit/losses and distributions are done in accordance with provisions of the amended and restated Operating Agreement.

Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. These events and transactions either provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements (that is, recognized subsequent events), or provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date (that is, non-recognized subsequent events).

On June 19, 2011, the Company signed a definitive agreement to be acquired by Cardtronics USA, Inc. for approximately $145.0 million in cash. On July 25, 2011, this acquisition was completed.

The Company has evaluated subsequent events through October 3, 2011, which was the date that these financial statements were available for issuance, and determined that there were no significant non-recognized subsequent events through that date.

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(UNAUDITED)

June 30, 2011

NOTE 2 – PROPERTY AND EQUIPMENT
A summary of property and equipment at June 30, 2011 follows:
Furniture	$47,212
ATM equipment	26,570,475
Computer equipment	1,427,887
Subtotal	28,045,575
Less accumulated depreciation and amortization	(19,150,964)
Net property and equipment	$8,894,611

NOTE 3 – INTANGIBLE ASSETS
Following is a summary of intangibles other than goodwill as of June 30, 2011:
Customer contracts	$40,430,806
Deferred financing cost	1,724,996
Less accumulated amortization	(39,811,074)
Net intangibles	$2,344,728

Amortization expense for the six month periods ended June 30, 2011 and 2010 was $1,977,549 and $4,552,296, respectively.

NOTE 4 – LONG-TERM DEBT

Long-term debt consists of the following:

Term note to ING Capital LLC, secured by substantially all of the Company's assets, due in quarterly principal payments of $800,000 plus interest at LIBOR with a floor of 2.25% (2.25% at June 30, 2011) plus 4.5%. The note expires on October 3, 2012.	$4,443,212

Term note to ING Capital LLC, secured by substantially all of the Company's assets, due in quarterly principal payments of $37,500 plus interest at LIBOR with a floor of 2.25% (2.25% at June 30, 2011) plus 5.0%. The note expires on October 3, 2013.	14,437,500

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(UNAUDITED)

June 30, 2011

NOTE 4 – LONG-TERM DEBT (continued)

Term note to Crystal Capital, secured by substantially all of the Company's assets. The principal balance of $6,000,000 is due on October 3, 2013 as a balloon payment. Interest at LIBOR with a floor of 3.0% plus 12.15% shall be payable quarterly in arrears. In addition, the Company is required to pay payment in kind (“PIK”) interest at a rate of 4.50%, by capitalizing such interest and adding the same to the then outstanding principal amount of the loan. The amount of PIK interest added to principal for the six months ending June 30, 2011 was $145,747. The PIK interest is due on April 3, 2014.	$6,556,750

Term note to Crystal Capital, secured by substantially all of the Company's assets. The principal balance of $9,000,000 is due on October 3, 2013 as a balloon payment. Interest at LIBOR with a floor of 3.0% plus 12.15% shall be payable quarterly in arrears. In addition, the Company is required to pay (PIK) interest at a rate of 4.50%, by capitalizing such interest and adding the same to the then outstanding principal amount of the loan. The amount of PIK interest added to principal for the six months ending June 30, 2011 was $219,634. The PIK interest is due on April 3, 2014.	9,836,138

Revolving line of credit with ING Capital LLC in the amount of $5,000,000, secured by substantially all the Company's assets, bearing interest at the LIBOR rate with a floor of 2.25% (2.25% at June 30, 2011) plus 4.5%, interest paid monthly, with principal due October 3, 2012.	2,700,000

Subtotal	37,973,600
Less current maturities	3,350,000
Total long-term debt	$34,623,600

All debt agreements above contain provisions requiring maintenance of certain financial and nonfinancial covenants. At June 30, 2011, the Company was in compliance with its covenants.

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(UNAUDITED)

June 30, 2011

NOTE 5 –EQUITY

Common Stock

The Corporation is authorized to issue up to 90,000 shares of common stock at $.001 par value. There were 90,000 shares issued and outstanding as of June 30, 2011.

Members Units

The LLC has two types of members, Class A and Class B, which are authorized by the amended and restated operating agreement. Allocation of income, losses, and distributions is dependent on member class and is determined based on capital accounts as defined by the operating agreement.

Stock Option Plans

Effective January 1, 2010, the Board of Managers (the “Board”) adopted and approved the EDC Holding Company, LLC 2010 Unit Option Plan (the “2010 Plan”). Under the 2010 Plan, the Company can grant incentive stock options to employees, consultants and nonemployee directors. Each option equates to a single unit. A unit represents an interest in the value of the parent company (i.e. 1 unit out of a total of 100 units represents a 1% ownership interest). The units issued are deemed capital contributions by the parent to the Company. The maximum number of units which may be optioned and sold under the 2010 Plan shall not, at any point in time, exceed 3.5% of the outstanding units of the Company. As of June 30, 2011, there were 3,000,577 units outstanding, equating to approximately 105,000 options available for issuance, of which 100,804 had been issued. The exercise price for each of these options is $6.21. The options vest ratably over four years and expire ten years from the date of grant. The Company recognizes compensation costs for these options on a straight-line basis over the requisite service period.

Information regarding options outstanding as of June 30, 2011 was as follows:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Weighted Average Number Exercisable	Weighted Average Exercise Price
$6.21	100,804	9	$6.21	25,201	$6.21

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

(UNAUDITED)

June 30, 2011

NOTE 5 – EQUITY (continued)

The following tables reflect the activity under the Company’s stock option plans during the six months ended June 30, 2011:

	Common Stock Options	Weighted Average Exercise Price

Balance, December 31, 2010	100,804	$6.21
Granted	-	$-
Exercised	-	$-
Cancelled	-	$-
Balance, June 30, 2011	100,804	$6.21

As of June 30, 2011, the Company had issued 309,950 profit interests to one employee. Profit interests act in the same manner as a Unit (described above) in that they provide the holder with an ownership stake in the Company. The profit interests were granted on December 1, 2008. They have no exercise price and vest over a period of four years. The Company recorded no expense for these profit interests prior to 2010 due to a decline in the valuation of the Company from the date of grant through to December 31, 2009. The company recorded $317,787 in compensation expense for the six months ended June 30, 2011 relating to these units.